UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8 - K

                                 CURRENT REPORT

             Pursuant to Section 13 or 15 (d) of Securities Exchange
               Act of 1934 Date of Report (Date of earliest event
                            reported) August 31, 2005


                         Commission File No.33-55254-42


                        QUANTITATIVE METHODS CORPORATION
        (Exact name of small business issuer as specified in its charter)


           NEVADA                      33-55254-42              87-0485310
           ------                      -----------              ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


70 de Navarre Crescent, St-Lambert (Quebec) Canada            J4S 1Y6
--------------------------------------------------            -------
(Address of principal executive offices)                    (Postal Code)


         Issuer's telephone number, including area code: (450) 672-7003
                                                         --------------


Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the QTTM under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c under the Exchange Act (17 CFR 240.13e-4 9c))



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Section 1 - QTTM's Business and Operations


Item 1.01 Entry into a Material Definitive Agreement.

         On August 31, 2005, Quantitative Methods Corporation ("QTTM") entered into a Share Exchange Agreement (the "Exchange Agreement") with Roadvision Technologies Inc., a privately owned Canadian company ("RTI") and the Shareholders of Roadvision Technologies Inc. ("RTI Selling Shareholders"), pursuant to which the parties agreed, and QTTM acquired all of the issued and outstanding Class A common shares(100%) of RTI in exchange for the issuance in the aggregate of 7,250,000 of QTTM's shares of common stock (the "Shares") to the RTI Selling Shareholders.

Overview

         QTTM is a reporting company with no assets and not many liabilities and whose common stock is traded on the OTC Bulletin Board, under the symbol "QTTM".

         RTI was established in April 2004 to develop and provide micromanagement hardware and software solutions in vehicle fleet operation management. RTI's technology, using TDGPSTM, incorporates state-of-the-art on-board intelligence along with total dynamic positioning information, real-time communications and unmatched data analysis in a user friendly, fully integrated and evolutionary platform; allowing managers to maximize fleet operations and make well informed decisions regarding the effective daily management of your vehicles.


Item 3.02         Unregistered Sales of Equity Securities

         On August 31, 2005, (the "Closing Date"), QTTM consummated the transactions contemplated by the Exchange Agreement between QTTM, RTI and the RTI Selling Shareholders, pursuant to which QTTM acquired all of the issued and outstanding shares of RTI in exchange for the issuance in the aggregate of 7,250,000 of QTTM's shares of common stock to RTI Selling Shareholders. The issuance of QTTM's shares of common stock to RTI Selling Shareholders was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and to provisions of Regulation S.

         Following the Closing Date, RTI became a wholly-owned subsidiary of QTTM and, upon the issuance of Shares; the RTI Selling Shareholders owned approximately 42% of all of QTTM's issued and outstanding stock. QTTM currently has a total of 17,550,000 shares of common stock issued and outstanding.

Section 5 - Corporate Governance and Management


Item 5.01         Changes in Control of QTTM

         Effective as of the Closing Date, there was a change in the majority of QTTM's Board of Directors. Prior to the consummation of the Exchange Agreement, QTTM's Board of Directors comprised two members, Pierre C. Miron and Helga Leuthe. Effective upon the closing of the transactions contemplated by the Exchange Agreement, Demetrius Manolakos and Michel Roy were appointed to the Board of Directors.



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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          Appointment of Principal Officers

         On August 31, 2005, in accordance with the terms and conditions contemplated by the Exchange Agreement, Mr. Demetrius Manolakos was appointed by the Board of Directors to serve as Chairman of the Board of Quantitative Methods Corporation until successors are duly elected or appointed and qualified in accordance with applicable Law.

         Mr. Manolakos has been practicing as a Notary and Legal Advisor in the Province of Quebec for the past 39 years. He holds Diplomatic Office as Honorary Consul of the Sultanate of Oman in Canada.

         Concurrent with his profession over the past several years, he has held various positions ranging from President of the Hellenic Community of Montreal (1971-1975) and as a Director of the Hellenic Canadian Trust (presently the National Bank of Greece (Canada)). He has also held political office as elected Councillor of the City of Montreal (1978-1982) and acted as Pro-Mayor of Montreal from June to September 1979.

         He currently holds positions as Member on the Board of Directors for several charitable organizations, such as, the Generations Foundation, the Mount Sinai Hospital Foundation and the Foundation for the Montreal General Hospital. Mr. Manolakos holds a Bachelor of Arts from Sir George Williams University in Montreal, Canada and a Bachelor of Laws from the Universite de Montreal in Montreal, Canada. At the present time, no agreements regarding compensation have been signed.

         On August 31, 2005, in accordance with the terms and conditions contemplated by the Exchange Agreement, Mr. Michel Roy was appointed by the Board of Directors to serve as Executive Vice- President of Quantitative Methods Corporation until successors are duly elected or appointed and qualified in accordance with applicable Law.

         Mr. Roy is currently retained on a full-time contractual basis by the Canadian Association of Professional Employees. In July 2003, he retired from the position of labour relations officer and legal advisor with the Canadian Union of Professional and Technical Employees.

         Over the past five years, Mr. Roy as President has devoted his time to the development of CMTR+ Mkg Inc. and MMRoy Communications Inc. In expectation of publishing his works he also did extensive research and writing in the fields of literature and history.

         Mr. Roy holds a Bachelor and Master degree in Laws from the University of Ottawa in Ottawa, Canada and a Master degree in Literature and History from the Universite de Montreal in Montreal, Canada. He also possesses a Bachelor of Arts degree from the Universite de Montreal, Canada and a Bachelor in Education degree from Moncton University, Bathurst, Canada. At the present time, no agreements regarding compensation have been signed.


Item 9.01 Financial Statements and Exhibits.

Exhibit No.       Description

2.1      Share Exchange Agreement, dated August 31, 2005.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, QTTM has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    QUANTITATIVE METHODS CORPORATION



Dated:   September 1, 2005          By: \s\ Pierre Miron
                                        ----------------
                                         Name:      PIERRE C. MIRON
                                         Title:     President and Director





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